Interactive Intelligence Reports 2010 Fourth-Quarter and
Full Year Results
Company reports quarterly revenue growth of 41 percent; record annual revenues

INDIANAPOLIS, Jan. 28, 2011 -- Interactive Intelligence (Nasdaq: ININ), a global provider of unified IP business communications solutions, has announced results for its fourth quarter and full year ended Dec. 31, 2010.

The company reported 2010 fourth-quarter revenues of $50.7 million, an increase of 41 percent from $35.9 million in the fourth quarter of 2009. Revenues for 2010 were $166.3 million, an increase of 27 percent from $131.4 million in 2009.

The financial results noted in this release and the accompanying financial statements, reflect a change in the company’s presentation of its revenues, with three revenue lines presented: product revenues; recurring revenues, which include support and cloud-based revenues; and services revenues, which include professional services and education.

Fourth-quarter 2010 financial results compared to fourth quarter 2009 results include:
-	Product revenues of $25.0 million, up 38 percent from $18.1 million.
-	Recurring revenues of $19.9 million, up 34 percent from $14.8 million.
-	Services revenues of $5.7 million, up 91 percent from $3.0 million.
-	Gross profit margin of 69.1 percent versus 69.9 percent.

Full-year 2010 financial results compared to full-year 2009 results include:
-	Product revenues of $79.8 million, up 26 percent from $63.3 million.
-	Recurring revenues of $68.7 million, up 23 percent from $55.8 million.
-	Services revenues of $17.8 million, up 44 percent from $12.3 million.
-	Gross profit margins of 69.5 percent versus 69.6 percent.

“Our fourth-quarter orders were very strong from both new and existing customers, with good contributions from North America, Europe and Australia,” said Interactive Intelligence founder and CEO, Dr. Donald E. Brown. “Particularly impressive was the increase in the number of our transactions of $250,000 or more, which jumped from 19 in the fourth quarter of 2009 to 31 in the fourth quarter of 2010. While order activity propelled product revenue growth, recurring revenues increased significantly as well. Services revenue growth was also notable.

“For the year we recorded a 25 percent increase in product orders from both new and existing customers, and a 150 percent-plus increase in our cloud-based orders,” Brown said. “We more than doubled the number of $1 million orders, from nine in 2009 to 19 in 2010, and the number of orders over $250,000, from 55 to 90. We plan to build on this momentum by continuing to focus on moving up-market,” Brown said.

For the fourth quarter of 2010, net income on a generally accepted accounting principles (GAAP) basis was $7.1 million, with diluted earnings per share (EPS) of $0.37, compared to net income of $2.5 million, with EPS of $0.14 in the fourth quarter of 2009. Net income on a non-GAAP* basis for the fourth quarter of 2010 was $10.4 million, with EPS of $0.54, compared to non-GAAP net income of $5.1 million and EPS of $0.28 in the fourth quarter of 2009.

For the fourth quarter of 2010, non-GAAP net income and EPS exclude purchase accounting-related adjustments of $388,000, or EPS of $0.02, charges for stock-based compensation of $974,000, or EPS of $0.05, and non-cash income tax expense of approximately $2.0 million, or EPS of $0.10. For the fourth quarter of 2009, non-GAAP net income and EPS exclude purchase accounting-related adjustments of $58,000, charges for stock-based compensation of $775,000, or EPS of $0.04, and non-cash income tax expense of $1.8 million, or EPS of $0.10.

Net income for 2010 on a GAAP basis was $14.9 million, with EPS of $0.79, compared to net income of $8.6 million, with EPS of $0.47 in 2009. Net income on a non-GAAP basis was $26.5 million, with EPS of $1.40, compared to non-GAAP net income of $18.2 million, and EPS of $1.00 in 2009.

For the full year of 2010, non-GAAP net income and EPS exclude purchase accounting-related adjustments of $475,000, or EPS of $0.03, charges for stock-based compensation of $4.0 million, or EPS of $0.21, and non-cash income tax expense of approximately $7.2 million, or EPS of $0.38. For 2009, non-GAAP net income and EPS exclude purchase accounting-related adjustments of $232,000, or EPS of $0.01, charges for stock-based compensation of $3.3 million, or EPS of $0.18, and non-cash income tax expense of $6.0 million, or EPS of $0.34.

“Looking forward, we see a healthy pipeline of business,” Brown said. “We expect 2011 revenues to be boosted by the next major release of our flagship all-in-one IP communications software suite, which is due for general availability in the first half of the year. We anticipate growth in our cloud-based orders, with increases in both recurring and services revenues. We currently expect total revenues for 2011 to increase by at least 20 percent, moving past the $200 million mark.

“Our growth strategy calls for continued investment in our cloud-based infrastructure, as well as research and development, and sales and marketing, in order to further capitalize on the momentum that we have built while achieving a non-GAAP operating margin of approximately 14 percent,” Brown concluded.

Other 2010 financial highlights include:
-	Cash flows from operations of $28.7 million, up from $15.1 million in 2009.
-	Deferred revenues totaling $54.1 million as of Dec. 31, 2010, up from $48.2 million as of Dec. 31, 2009.
-	The acquisition of Latitude Software for net cash of $15.3 million in the fourth quarter.
-	Cash and investment balances as of Dec. 31, 2010 totaling $85.9 million, up from $65.0 million as of Dec. 31, 2009, with no debt.

The company will host a conference call Friday, Jan. 28 at 8:30 a.m. Eastern time (EST), featuring Dr. Donald E. Brown, and the company’s CFO, Stephen R. Head. A live Q&A session will follow opening remarks.

To access the teleconference, please dial 1.877.324.1969 at least five minutes prior to the start of the call. Ask for the teleconference by the following name: "Interactive Intelligence fourth quarter earnings call."

The teleconference will also be broadcast live on the company's investor relations' page at http://investors.inin.com. An archive of the teleconference will be posted following the call.

About Interactive Intelligence
Interactive Intelligence Inc. (Nasdaq: ININ) is a global provider of unified business communications solutions for contact center automation, enterprise IP telephony, and business process automation. The company was founded in 1994 and has more than 4,000 customers worldwide. Interactive Intelligence is among Software Magazine’s 2010 Top 500 Global Software and Services Suppliers, and Forbes Magazine’s 2010 Best Small Companies in America. The company is also positioned in the leaders’ quadrant of the Gartner Magic Quadrant for Contact Center Infrastructure, Worldwide report (Feb. 22, 2010). Interactive Intelligence employs more than 800 people and is headquartered in Indianapolis, Indiana. It has 19 offices throughout North America, Latin America, Europe, Middle East, Africa and Asia Pacific. Interactive Intelligence can be reached at +1 317.872.3000 or info@inin.com; on the Net: www.inin.com.

* Non-GAAP Measures
The non-GAAP measures shown in this release include revenue which was not recognized on a GAAP basis due to purchase accounting adjustments and exclude non-cash stock-based compensation expense for stock options, the amortization of certain intangible assets related to acquisitions by the company and non-cash income tax expense. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included with the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Stock-based compensation expense and amortization of intangibles related to acquisitions are non-cash and income tax expense is primarily non-cash. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company's results of operations. Further, management believes that these non-GAAP measures improve management's and investors' ability to compare the company's financial performance with other companies in the technology industry. Because stock-based compensation expense, non-cash income tax expense amounts and amortization of intangibles related to acquisitions can vary significantly between companies, it is useful to compare results excluding these amounts. Management also uses financial statements that exclude stock-based compensation expense related to stock options, non-cash income tax amounts and amortization of intangibles related to acquisitions for its internal budgets.

This release contains certain forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: rapid technological changes in the industry; the company's ability to maintain profitability; to manage successfully its growth; to manage successfully its increasingly complex third-party relationships resulting from the software and hardware components being licensed or sold with its solutions; to maintain successful relationships with certain suppliers which may be impacted by the competition in the technology industry; to maintain successful relationships with its current and any new partners; to maintain and improve its current products; to develop new products; to protect its proprietary rights adequately; to successfully integrate acquired businesses; and other factors described in the company's SEC filings, including the company's latest annual report on Form 10-K.

Interactive Intelligence Inc. is the owner of the marks INTERACTIVE INTELLIGENCE, its associated LOGO and numerous other marks. All other trademarks mentioned in this document are the property of their respective owners.

ININ-G

Contacts:
Stephen R. Head
Chief Financial Officer
Interactive Intelligence Inc.
+1 317.715.8412
steve.head@inin.com

Christine Holley
Director, Market Communications
Interactive Intelligence Inc.
+1 317.715.8220
christine.holley@inin.com

Follow Interactive Intelligence:
Twitter: www.twitter.com/IN_Intelligence
Blog: www.inin.com/blog

###

Interactive Intelligence, Inc.
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)
Revenues:
Product	$25,045	$18,087	$79,817	$63,327
Recurring	19,898	14,807	68,740	55,798
Services	5,707	2,983	17,758	12,293
Total revenues	50,650	35,877	166,315	131,418
Costs of revenues:
Product	7,369	5,131	23,868	17,452
Recurring	5,223	3,570	16,991	12,913
Services	3,005	2,074	9,788	9,489
Amortization of intangible assets	35	16	83	40
Total cost of revenues	15,632	10,791	50,730	39,894
Gross profit	35,018	25,086	115,585	91,524
Operating expenses:
Sales and marketing	13,134	10,264	47,072	39,141
Research and development	7,786	6,355	28,349	24,103
General and administrative	4,800	3,688	16,584	13,817
Amortization of intangible assets	184	9	211	22
Total operating expenses	25,904	20,316	92,216	77,083
Operating income	9,114	4,770	23,369	14,441
Other income (expense):
Interest income, net	111	48	340	281
Other income (expense)	(118)	(406)	(1,146)	298
Total other income (expense)	(7)	(358)	(806)	579
Income before income taxes	9,107	4,412	22,563	15,020
Income tax expense	2,033	1,893	7,662	6,380
Net income	$7,074	$2,519	$14,901	$8,640

Net income per share:
Basic	$0.39	$0.15	$0.85	$0.51
Diluted	0.37	0.14	0.79	0.47

Shares used to compute net income per share:
Basic	17,956	17,267	17,563	17,096
Diluted	19,302	18,643	18,894	18,268

Interactive Intelligence, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
Unaudited

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009

Net income, as reported	$7,074	$2,519	$14,901	$8,640
Purchase accounting adjustments:
Increase to revenues:
Recurring	80	32	62	100
Services	-	1	30	5
Reduction of operating expenses:
Customer Relationships	139	9	166	22
Technology	35	16	83	40
Non-compete agreements	45	-	45	-
Acquisition Costs	89	-	89	65
Total	388	58	475	232
Non-cash stock-based compensation expense:
Cost of recurring revenues	93	53	321	239
Sales and marketing	256	238	1,230	1,128
Research and development	297	226	1,178	952
General and administrative	328	258	1,250	1,003
Total	974	775	3,979	3,322
Non-cash income tax expense	1,978	1,780	7,176	6,036
Non-GAAP net income	$10,414	$5,132	$26,531	$18,230

Operating income, as reported	$9,114	$4,770	$23,369	$14,441
Purchase accounting adjustments	388	58	475	232
Non-cash stock-based compensation expense	974	775	3,979	3,322
Non-GAAP operating income	$10,476	$5,603	$27,823	$17,995

Diluted EPS, as reported	$0.37	$0.14	$0.79	$0.47
Purchase accounting adjustments	0.02	0.00	0.03	0.01
Non-cash stock-based compensation expense	0.05	0.04	0.21	0.18
Non-cash income tax expense	0.10	0.10	0.37	0.34
Non-GAAP diluted EPS	$0.54	$0.28	$1.40	$1.00

Interactive Intelligence, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,
	2010	2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$48,300	$48,497
Short-term investments	37,582	16,482
Accounts receivable, net	36,130	32,092
Deferred tax assets, net	5,499	5,808
Prepaid expenses	7,456	5,976
Other current assets	4,989	3,935
Total current assets	139,956	112,790
Property and equipment, net	10,336	8,499
Deferred tax assets, net	2,765	6,505
Goodwill	11,371	2,842
Intangible assets, net	11,001	1,343
Other assets, net	803	689
Total assets	$176,232	$132,668

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$16,364	$11,903
Accrued compensation and related expenses	6,553	4,946
Deferred product revenues	3,350	5,567
Deferred services revenues	43,281	36,225
Total current liabilities	69,548	58,641
Deferred revenue	7,420	6,420
Total liabilities	76,968	65,061

Shareholders' equity:
Preferred stock	-	-
Common stock	182	173
Treasury stock	-	(6,242)
Additional paid-in-capital	103,547	92,815
Accumulated deficit	(4,465)	(19,139)
Total shareholders' equity	99,264	67,607
Total liabilities and shareholders' equity	$176,232	$132,668

Interactive Intelligence, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Year Ended
	December 31,
	2010	2009
	(unaudited)
Operating activities:
Net income	$14,901	$8,640
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and other non-cash items	4,621	4,287
Stock-based compensation expense	3,979	3,322
Tax benefits from stock-based payment arrangements	(6,285)	(5,970)
Deferred income tax	(515)	(1,114)
Accretion of investment income	(235)	(149)
Changes in operating assets and liabilities:
Accounts receivable	(2,040)	(4,497)
Prepaid expenses	(1,423)	(439)
Other current assets	(1,054)	(1,939)
Other assets	(114)	109
Accounts payable and accrued liabilities	10,350	6,534
Accrued compensation and related expenses	1,370	1,460
Deferred product revenues	(2,329)	918
Deferred services revenues	7,471	3,921
Net cash provided by operating activities	28,697	15,083

Investing activities:
Sales of available-for-sale investments	21,815	14,300
Purchases of available-for-sale investments	(42,978)	(19,815)
Purchases of property and equipment	(5,478)	(1,912)
Acquisition of intangible and other assets, net of cash and
cash equivalents acquired	(15,328)	(2,249)
Net cash used in investing activities	(41,969)	(9,676)

Financing activities:
Proceeds from stock options exercised	6,440	2,163
Proceeds from issuance of common stock	350	252
Tax benefits from stock-based payment arrangements	6,285	5,970
Net cash provided by financing activities	13,075	8,385

Net (decrease) increase in cash and cash equivalents	(197)	13,792
Cash and cash equivalents, beginning of period	48,497	34,705
Cash and cash equivalents, end of period	$48,300	$48,497

Cash paid during the period for:
Interest	$1	$-
Income taxes	853	743

Other non-cash item:
Purchases of property and equipment payable at end of period	$(23)	$29

Condensed Consolidated Statements of Income - GAAP
(in thousands, except per share amounts)
(unaudited)
	2009					2010
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total

Revenues:
Product	$13,080	$16,558	$15,602	$18,087	$63,327	$15,786	$18,315	$20,671	$25,045	$79,817
Recurring	13,403	13,245	14,343	14,807	55,798	15,925	16,322	16,595	19,898	68,740
Services	2,993	3,092	3,225	2,983	12,293	3,312	4,174	4,565	5,707	17,758
Total revenues	29,476	32,895	33,170	35,877	131,418	35,023	38,811	41,831	50,650	166,315
Costs of revenues:
Product	3,528	4,841	3,952	5,131	17,452	4,799	5,502	6,198	7,369	23,868
Recurring	2,975	3,190	3,178	3,570	12,913	3,423	4,043	4,302	5,223	16,991
Services	2,527	2,518	2,370	2,074	9,489	2,174	2,144	2,465	3,005	9,788
Amortization of intangibles	-	8	16	16	40	16	16	16	35	83
Total cost of revenues	9,030	10,557	9,516	10,791	39,894	10,412	11,705	12,981	15,632	50,730
Gross profit	20,446	22,338	23,654	25,086	91,524	24,611	27,106	28,850	35,018	115,585
Operating expenses:
Sales and marketing	9,214	9,965	9,698	10,264	39,141	10,352	11,480	12,106	13,134	47,072
Research and development	5,626	5,986	6,136	6,355	24,103	6,425	6,945	7,193	7,786	28,349
General and administrative	3,189	3,404	3,536	3,688	13,817	3,836	4,013	3,935	4,800	16,584
Amortization of intangibles	-	4	9	9	22	9	9	9	184	211
Total operating expenses	18,029	19,359	19,379	20,316	77,083	20,622	22,447	23,243	25,904	92,216
Operating income	2,417	2,979	4,275	4,770	14,441	3,989	4,659	5,607	9,114	23,369
Other income (expense):
Interest income, net	108	73	52	48	281	42	67	120	111	340
Other income (expense)	(424)	649	479	(406)	298	(775)	(590)	337	(118)	(1,146)
Total other income (expense)	(316)	722	531	(358)	579	(733)	(523)	457	(7)	(806)
Income before income taxes	2,101	3,701	4,806	4,412	15,020	3,256	4,136	6,064	9,107	22,563
Income tax expense	878	1,604	2,005	1,893	6,380	1,388	1,680	2,561	2,033	7,662
Net income	$1,223	$2,097	$2,801	$2,519	$8,640	$1,868	$2,456	$3,503	$7,074	$14,901

Net income per share:
Basic	$0.07	$0.12	$0.16	$0.15	$0.51	$0.11	$0.14	$0.20	$0.39	$0.85
Diluted	$0.07	$0.12	$0.15	$0.14	$0.47	$0.10	$0.13	$0.19	$0.37	$0.79

Shares used to compute net income per share:
Basic	16,948	17,015	17,148	17,267	17,096	17,320	17,445	17,524	17,956	17,563
Diluted	17,635	18,070	18,486	18,643	18,268	18,708	18,772	18,695	19,302	18,894

Condensed Consolidated Statements of Income - Non-GAAP
(in thousands, except per share amounts)
(unaudited)
	2009					2010
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total

Revenues:
Product	$13,080	$16,558	$15,602	$18,087	$63,327	$15,786	$18,315	$20,671	$25,045	$79,817
Recurring	13,403	13,271	14,385	14,839	55,898	15,932	16,323	16,595	19,978	68,828
Services	2,993	3,093	3,228	2,984	12,298	3,314	4,175	4,566	5,707	17,762
Total revenues	29,476	32,922	33,215	35,910	131,523	35,032	38,813	41,832	50,730	166,407
Costs of revenues:
Product	3,528	4,841	3,952	5,131	17,452	4,799	5,502	6,198	7,369	23,868
Recurring	2,910	3,140	3,107	3,517	12,674	3,344	3,980	4,216	5,130	16,670
Services	2,527	2,518	2,370	2,074	9,489	2,174	2,144	2,465	3,005	9,788
Total cost of revenues	8,965	10,499	9,429	10,722	39,615	10,317	11,626	12,879	15,504	50,326
Gross profit	20,511	22,423	23,786	25,188	91,908	24,715	27,187	28,953	35,226	116,081
Operating expenses:
Sales and marketing	8,906	9,735	9,346	10,026	38,013	10,028	11,162	11,774	12,878	45,842
Research and development	5,381	5,759	5,880	6,129	23,149	6,127	6,647	6,908	7,489	27,171
General and administrative	2,960	3,134	3,227	3,430	12,751	3,525	3,728	3,609	4,383	15,245
Total operating expenses	17,247	18,628	18,453	19,585	73,913	19,680	21,537	22,291	24,750	88,258
Operating income	3,264	3,795	5,333	5,603	17,995	5,035	5,650	6,662	10,476	27,823
Other income (expense):
Interest income, net	108	73	52	48	281	42	67	120	111	340
Other income (expense)	(424)	649	479	(406)	298	(775)	(590)	337	(118)	(1,146)
Total other income (expense)	(316)	722	531	(358)	579	(733)	(523)	457	(7)	(806)
Income before income taxes	2,948	4,517	5,864	5,245	18,574	4,302	5,127	7,119	10,469	27,017
Income tax expense	79	60	92	113	344	147	133	151	55	486
Net income	$2,869	$4,457	$5,772	$5,132	$18,230	$4,155	$4,994	$6,968	$10,414	$26,531

Net income per share:
Basic	$0.17	$0.26	$0.33	$0.30	$1.07	$0.24	$0.29	$0.40	$0.58	$1.51
Diluted	0.15	0.24	0.31	0.28	1.00	0.22	0.27	0.37	0.54	1.40

Shares used to compute net income per share:
Basic	16,948	17,015	17,148	17,267	17,096	17,320	17,445	17,524	17,956	17,563
Diluted	17,635	18,070	18,486	18,643	18,268	18,708	18,772	18,695	19,302	18,894

Supplemental Data
(Dollars in thousands)

	2009					2010
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
Non-GAAP Adjustments:
Purchase accounting adjustments:
Increase to revenues:
Recurring	$-	$26	$42	$32	$100	$7	$1	$-	$80	$88
Services	-	1	3	1	5	2	1	1	-	4

Reduction of operating expenses:
Customer Relationships	-	4	9	9	22	9	9	9	139	166
Technology	-	8	16	16	40	16	16	16	35	83
Non-compete agreements	-	-	-	-	-	-	-	-	45	45
Acquisition Costs	-	52	13	-	65	-	-	-	89	89
Total purchase accounting adjustments	$-	$91	$83	$58	$232	$25	$27	$26	$388	$475

Stock-Based Compensation Expense:
Costs of recurring revenues	$65	$50	$71	$53	$239	$79	$63	$86	$93	$321
Sales and marketing	308	230	352	238	1,128	324	318	332	256	1,230
Research and development	245	227	254	226	952	298	298	285	297	1,178
General and administrative	229	218	298	258	1,003	311	285	326	328	1,250
Total	$847	$725	$975	$775	$3,322	$1,012	$964	$1,029	$974	$3,979

Non-cash income tax expense	$799	$1,544	$1,913	$1,780	$6,036	$1,241	$1,547	$2,410	$1,978	$7,176

Other Information:
Margins (GAAP):
Product	73.0%	70.8%	74.7%	71.6%	72.4%	69.6%	70.0%	70.0%	70.6%	70.1%
Recurring	77.8%	75.9%	77.8%	75.9%	76.9%	78.5%	75.2%	74.1%	73.8%	75.3%
Services	15.6%	18.6%	26.5%	30.5%	22.8%	34.4%	48.6%	46.0%	47.3%	44.9%
Overall	69.4%	67.9%	71.3%	69.9%	69.6%	70.3%	69.8%	69.0%	69.1%	69.5%

Year-over-year Revenue Growth (GAAP):
Product	-12.2%	7.6%	5.7%	17.1%	4.7%	20.7%	10.6%	32.5%	38.5%	26.0%
Recurring	14.3%	6.0%	15.8%	15.9%	13.0%	18.8%	23.2%	15.7%	34.4%	23.2%
Services	4.9%	13.3%	10.9%	-1.5%	6.7%	10.7%	35.0%	41.6%	91.3%	44.5%
Overall	0.0%	7.5%	10.4%	14.8%	8.2%	18.8%	18.0%	26.1%	41.2%	26.6%

Orders:
Over $1 million	-	3	4	2	9	3	2	9	5	19
Between $250,000 and $1 million	10	11	8	17	46	11	18	16	26	71

Number of new customers	62	78	67	72	279	71	62	48	77	258

Average new customer order:
Overall	$98	$115	$174	$187	$144	$135	$178	$318	$225	$206
CaaS	260	35	1,233	47	465	535	446	617	139	401